Exhibit 99.1
ZoomInfo Announces Second Quarter 2023 Financial Results

GAAP Revenue of $308.6 million Grows 16% year-over-year
GAAP Operating Margin of 19% and Adjusted Operating Income Margin of 41%
Cash Flow from Operations of $116.7 million and Unlevered Free Cash Flow of $121.5 million

Announces $500 million Share Repurchase Program

Vancouver, WA, July 31, 2023 - ZoomInfo, (NASDAQ: ZI) the go-to-market platform to find, acquire, and grow customers, today announced its financial results for the second quarter ended June 30, 2023.

“In Q2 we delivered another quarter of revenue growth, increased profitability, and free cash flow generation,” said Henry Schuck, ZoomInfo Founder and CEO. “Today we help more than 35,000 businesses use the data, insights, and workflows in the ZoomInfo platform to engage with customers and win faster. Businesses in all industries are leveraging our platform as an integral part of their technology stack to modernize how they go to market.”

Second Quarter 2023 Financial and Other Recent Highlights -

Financial Highlights:
•Revenue of $308.6 million, an increase of 16% year-over-year.
•Operating income of $59.6 million and Adjusted Operating Income of $125.6 million.
•GAAP operating income margin of 19% and Adjusted Operating Income Margin of 41%.
•Cash flow from operations of $116.7 million and Unlevered Free Cash Flow of $121.5 million.

Business and Operating Highlights:
•Partnered with Databricks to deliver ZoomInfo’s comprehensive business-to-business (B2B) data directly to customers. ZoomInfo’s Data-as-a-Service (DaaS) can be accessed within the Databricks Marketplace, an open marketplace where teams can exchange data assets.
•Earned a number of industry accolades from TrustRadius and G2. ZoomInfo was recognized with seven TrustRadius top rated awards including awards for intent data, sales intelligence and conversation intelligence. ZoomInfo was also recognized with 28 #1 grid rankings and 128 leader ratings, winning recognition as the top enterprise solution in nine categories in G2’s summer 2023 report, which calculates customer satisfaction and market presence scores based on user reviews and additional data.
•During the three months ended June 30, 2023, the Company repurchased 2,847,121 shares of Common Stock at an average price of $21.99, for an aggregate $62.6 million, under the $100 million share repurchase authorization announced on March 14, 2023.
•The Board of Directors of ZoomInfo approved a new share repurchase program authorizing the Company to repurchase, from time to time, up to an additional $500 million of the Company’s Common Stock.
•Closed the quarter with more than 35,000 customers and with 1,893 customers with $100,000 or greater in annual contract value.

Q2 2023 Financial Highlights (Unaudited)
($ in millions, except per share amounts)

	GAAP Quarterly Results	Change YoY		Non-GAAP Quarterly Results	Change YoY

Revenue	$308.6	16%

Operating Income	$59.6	51%	Adjusted Operating Income	$125.6	17%

Operating Income Margin	19%		Adjusted Operating Income Margin	41%

Net Income Per Share (Diluted)	$0.09		Adjusted Net Income per share (Diluted)	$0.26

Cash Flow from Operating Activities	$116.7	10%	Unlevered Free Cash Flow	$121.5	12%

The Company uses a variety of operational and financial metrics, including non-GAAP financial measures, to evaluate its performance and financial condition. The accompanying financial data includes additional information regarding these metrics and a reconciliation of non-GAAP financial information for historical periods to the most directly comparable GAAP financial measure. The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Business Outlook:

Based on information available as of July 31, 2023, ZoomInfo is providing guidance for the third quarter and full year 2023 as follows:

	Q3 2023	Prior FY 2023	FY 2023
GAAP Revenue	$309 - $312 million	$1.275 - $1.285 billion	$1.225 - $1.235 billion
Non-GAAP Adjusted Operating Income	$124 - $126 million	$523 - $533 million	$493 - $498 million
Non-GAAP Adjusted Net Income per share	$0.24 - $0.25	$0.99 - $1.01	$0.99 - $1.00
Non-GAAP Unlevered Free Cash Flow	Not Guided	$507 - $517 million	$445 - $455 million
Weighted Average Shares Outstanding	415 million	417 million	415 million

Share Repurchase Program:
ZoomInfo is announcing that its Board of Directors has approved a new share repurchase program authorizing the Company to repurchase, from time to time, up to an additional $500 million of the Company’s Common Stock.
The shares of Common Stock proposed to be acquired in the share repurchase program may be repurchased from time to time in open market transactions or by other means in accordance with federal securities laws. The Company intends to fund repurchases from available working capital and cash provided by operating activities. The timing, as well as the number and value of shares of Common Stock repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s shares of Common Stock, the market price of the Company’s Common Stock, general market and economic conditions, available liquidity, alternative investment opportunities, compliance with the Company’s debt and other agreements, and applicable legal requirements. The exact number of shares of Common Stock to be repurchased by the Company is not guaranteed, and the program may be suspended, modified, or discontinued at any time without prior notice.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.
Conference Call and Webcast Information:
ZoomInfo will host a conference call today, July 31, 2023, to review its results at 4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time. To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call.
The call will also be webcast live on the Company’s investor relations website at https://ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
Non-GAAP Financial Measures and Other Metrics:
To supplement our consolidated financial statements presented in accordance with GAAP, this press release contains non-GAAP financial measures, including Adjusted Operating Income, Adjusted Operating Income Margin, Adjusted Net Income, Adjusted Net Income Per Share, and Unlevered Free Cash Flow. We believe these non-GAAP measures are useful to investors in evaluating our operating performance because they eliminate certain items that affect period-over-period comparability and provide consistency with past financial performance and additional information about our underlying results and trends by excluding certain items that may not be indicative of our business, results of operations, or outlook.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable GAAP measures, but rather as supplemental information to our business results. This information should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. There are limitations to these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled measures of other companies due to potential differences in methods of calculation and items or events being adjusted. In addition, other companies may use different measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided at the end of this press release for each historical non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We do not provide a quantitative reconciliation of the forward-looking non-GAAP financial measures included in this press release to the most directly comparable GAAP measures due to the high variability and difficulty to predict certain items excluded from these non-GAAP financial measures; in particular, the effects of stock-based compensation expense, taxes and amounts under the exchange tax receivable agreement, deferred tax assets and deferred tax liabilities, and restructuring and transaction expenses. We expect the variability of these excluded items may have a significant, and potentially unpredictable, impact on our future GAAP financial results.
We define Adjusted Operating Income as income from operations plus (i) impact of fair value adjustments to acquired unearned revenue, (ii) amortization of acquired technology and other acquired intangibles, (iii) equity-based compensation expense, (iv) restructuring and transaction-related expenses, and (v) integration costs and acquisition-related compensation. We define Adjusted Operating Income Margin as Adjusted Operating Income divided by the sum of revenue and the impact of fair value adjustments to acquired unearned revenue.
We define Adjusted Net Income as Adjusted Operating Income less (i) interest expense, net (ii) other (income) expense, net, excluding TRA liability remeasurement expense (benefit) and (iii) income tax expense (benefit) including incremental tax effects of adjustments to arrive at Adjusted Operating Income and current tax benefits related to the TRA. We define Adjusted Net Income Per Share as Adjusted Net Income divided by diluted weighted average shares outstanding.
We define Unlevered Free Cash Flow as net cash provided from operating activities less (i) purchases of property and equipment and other assets, plus (ii) cash interest expense, (iii) cash payments related to restructuring and transaction-related expenses, and (iv) cash payments related to integration costs and acquisition-related compensation. Unlevered Free Cash Flow does not represent residual cash flow available for discretionary expenditures since, among other things, we have mandatory debt service requirements.
Net revenue retention is an annual metric that we calculate based on customers of ZoomInfo at the beginning of the year, and is calculated as: (a) the total ACV for those customers at the end of the year, divided by (b) the total ACV for those customers at the beginning of the year.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expressed or implied by these statements. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “might,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “trend,” “will,” “would” or the negative version of these words or other comparable words. Any statements in this press release regarding future revenue, earnings, margins, financial performance, cash flow, liquidity, uses of cash, or results of operations (including, but not limited to, the guidance provided under “Business Outlook”), and any other statements that are not historical facts are forward-looking statements. We have based our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, actual results could differ materially from those expressed or implied by our forward-looking statements.
Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: future economic, competitive, and regulatory conditions, potential future uses of cash, the successful integration of acquired businesses, and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make. Each forward-looking statement contained in this presentation speaks only as of the date of this presentation, and we undertake no obligation to update or revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law.
About ZoomInfo
ZoomInfo (NASDAQ: ZI) is the trusted go-to-market platform for businesses to find, acquire, and grow their customers. It delivers accurate, real-time data, insights, and technology to more than 35,000 companies worldwide. Businesses use ZoomInfo to increase efficiency, consolidate technology stacks, and align their sales and marketing teams — all in one platform. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses grow their revenue at scale, please visit www.zoominfo.com.
Website Disclosure
ZoomInfo intends to use its website as a distribution channel of material company information. Financial and other important information regarding the Company is routinely posted on and accessible through the Company’s website at https://ir.zoominfo.com/. Accordingly, you should monitor the investor relations portion of our website at https://ir.zoominfo.com/ in addition to following our press releases, SEC filings, and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about ZoomInfo when you enroll your email address by visiting the “Email Alerts” section of our investor relations page at https://ir.zoominfo.com/.

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Investor Contact:
Jeremiah Sisitsky
VP of Investor Relations
617-826-2068
IR@zoominfo.com
Media Contact:
Erin Hendrick
Senior Director, Communications
PR@zoominfo.com

ZoomInfo Technologies Inc.
Consolidated Balance Sheets
(in millions, except share data)

	June 30,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$509.7	$418.0
Short-term investments	150.6	127.7
Accounts receivable, net	207.2	222.9
Prepaid expenses and other current assets	68.8	57.8
Income tax receivable	8.4	5.6
Total current assets	944.7	832.0

Restricted cash, non-current	9.7	6.1
Property and equipment, net	56.9	52.1
Operating lease right-of-use assets, net	67.4	63.0
Intangible assets, net	364.5	395.6
Goodwill	1,692.7	1,692.7
Deferred tax assets	3,937.7	3,977.9
Deferred costs and other assets, net of current portion	118.6	117.0
Total assets	$7,192.2	$7,136.4

Liabilities and Permanent Equity
Current liabilities:
Accounts payable	$22.9	$35.6
Accrued expenses and other current liabilities	85.4	104.1
Unearned revenue, current portion	438.1	416.8
Income taxes payable	3.3	5.9
Current portion of tax receivable agreements liability	44.4	—
Current portion of operating lease liabilities	7.8	10.3
Current portion of long-term debt	6.0	—
Total current liabilities	607.9	572.7

Unearned revenue, net of current portion	5.0	3.1
Tax receivable agreements liability, net of current portion	2,923.0	2,978.7
Operating lease liabilities, net of current portion	73.9	67.9
Long-term debt, net of current portion	1,228.0	1,235.7
Deferred tax liabilities	1.8	1.0
Other long-term liabilities	5.6	5.5
Total liabilities	4,845.2	4,864.6

Commitments and Contingencies

Permanent Equity:
Common stock, par value $0.01; 3,300,000,000 shares authorized, 401,302,563 and 404,083,262 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	4.0	4.0
Preferred stock, par value $0.01; 200,000,000 shares authorized, 0 and 0 issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	2,047.2	2,052.1
Accumulated other comprehensive income (loss)	37.2	39.7
Retained Earnings	258.6	176.0
Total equity	2,347.0	2,271.8

Total liabilities and permanent equity	$7,192.2	$7,136.4

ZoomInfo Technologies Inc.
Consolidated Statements of Operations
(in millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Revenue	$308.6	$267.1	$609.3	$508.8

Cost of service:
Cost of service(1)	33.7	34.7	68.7	67.5
Amortization of acquired technology	9.5	12.3	20.0	23.5
Gross profit	265.4	220.1	520.6	417.8

Operating expenses:
Sales and marketing(1)	102.6	95.2	205.8	179.3
Research and development(1)	52.0	49.5	94.3	95.1
General and administrative(1)	41.0	29.2	78.7	57.0
Amortization of other acquired intangibles	5.5	5.6	11.1	10.9
Restructuring and transaction-related expenses	4.7	1.1	4.8	3.6
Total operating expenses	205.8	180.6	394.7	345.9
Income from operations	59.6	39.5	125.9	71.9

Interest expense, net	12.0	11.7	21.9	23.5
Loss on debt modification and extinguishment	—	—	2.2	—
Other (income) expense, net	(7.1)	1.4	(21.1)	2.8
Income before income taxes	54.7	26.4	122.9	45.6
Income tax expense	16.6	10.5	40.3	23.5
Net income	$38.1	$15.9	82.6	22.1

Net income per share of common stock:
Basic	$0.09	$0.04	$0.21	$0.06
Diluted	$0.09	$0.04	$0.21	$0.05
(1)Amounts include equity-based compensation expense, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cost of service	$3.4	$5.0	$7.5	$9.6
Sales and marketing	17.6	20.4	37.1	36.5
Research and development	15.4	15.3	22.3	30.9
General and administrative	9.9	6.3	17.1	12.5
Total equity-based compensation expense	$46.3	$47.0	$84.0	$89.5

ZoomInfo Technologies Inc.
Consolidated Statements of Cash Flows
(in millions; unaudited)
	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$82.6	$22.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40.7	42.5
Amortization of debt discounts and issuance costs	1.2	1.5
Amortization of deferred commissions costs	38.3	30.0
Loss on debt modification and extinguishment	2.2	—
Equity-based compensation expense	84.0	89.5
Deferred income taxes	42.0	18.5
Asset impairments	0.6	—
Tax receivable agreement remeasurement	(11.2)	0.9
Provision for bad debt expense	11.3	0.6
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	4.4	26.8
Prepaid expenses and other current assets	(11.0)	(3.6)
Deferred costs and other assets, net of current portion	(39.2)	(38.5)
Income tax receivable	(2.7)	(1.2)
Accounts payable	(12.7)	4.0
Accrued expenses and other liabilities	(28.5)	(22.7)
Unearned revenue	23.2	40.8
Net cash provided by operating activities	225.2	211.2

Cash flows from investing activities:
Purchases of short-term investments	(114.7)	(15.2)
Maturities of short-term investments	94.3	20.6
Purchases of property and equipment and other assets	(12.6)	(14.8)
Cash paid for acquisitions, net of cash acquired	—	(143.6)
Net cash used in investing activities	(33.0)	(153.0)

Cash flows from financing activities:
Payments of deferred consideration	(0.4)	(1.1)
Repayment of debt	(3.0)	—
Payments of debt issuance and modification costs	(2.7)	(0.4)
Proceeds from exercise of stock options	0.4	0.6
Taxes paid related to net share settlement of equity awards	(8.6)	(7.6)
Proceeds from issuance of common stock under the employee stock purchase plan	4.4	—
Repurchase outstanding equity / member units	—	—
Proceeds from equity offering, net of underwriting discounts	—	—
Payments of equity issuance costs	—	(0.3)
Tax receivable agreement payments	—	(5.0)
Repurchase of common stock	(87.0)	—
Net cash used in financing activities	(96.9)	(13.8)

Net increase (decrease) in cash, cash equivalents, and restricted cash	95.3	44.4
Cash, cash equivalents, and restricted cash at beginning of period	424.1	314.1
Cash, cash equivalents, and restricted cash at end of period	$519.4	$358.5
Cash, cash equivalents, and restricted cash at end of period:
Cash and cash equivalents	$509.7	$352.7
Restricted cash, non-current	9.7	5.8
Total cash, cash equivalents, and restricted cash	$519.4	$358.5

Supplemental disclosures of cash flow information
Interest paid in cash	$24.6	$25.6
Cash paid for taxes	$4.7	$6.8

Supplemental disclosures of non-cash investing and financing activities:
Deferred variable consideration from acquisition of a business	$—	$1.1
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$0.2	$1.3
Equity-based compensation included in capitalized software	$2.6	$—

ZoomInfo Technologies Inc.
Reconciliation of GAAP Operating Cash Flow to Unlevered Free Cash Flow
($ in millions; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Cash flow from operations	$116.7	$106.2	$225.2	$211.2
Purchases of property and equipment and other assets	(6.2)	(8.2)	(12.6)	(14.8)
Interest paid in cash	5.8	6.1	24.6	25.6
Restructuring and transaction-related expenses paid in cash	4.7	1.4	4.9	9.4
Integration costs and acquisition-related compensation paid in cash	0.5	2.8	0.5	2.8
Unlevered Free Cash Flow	$121.5	$108.3	$242.6	$234.2

ZoomInfo Technologies Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income and Income (Loss) From Operations to Adjusted Operating Income
(in millions, except per share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$38.1	$15.9	$82.6	$22.1
Add: Expense from income taxes	16.6	10.5	40.3	23.5
Add: Interest expense, net	12.0	11.7	21.9	23.5
Add: Loss on debt modification and extinguishment	—	—	2.2	—
Add (less): Other expense (income), net	(7.1)	1.4	(21.1)	2.8
Income from operations	59.6	39.5	125.9	71.9
Add: Impact of fair value adjustments to acquired unearned revenue	0.1	0.6	0.1	1.7
Add: Amortization of acquired technology	9.5	12.3	20.0	23.5
Add: Amortization of other acquired intangibles	5.5	5.6	11.1	10.9
Add: Equity-based compensation	46.3	47.0	84.0	89.5
Add: Restructuring and transaction-related expenses	4.7	1.1	4.8	3.6
Add: Integration costs and acquisition-related expenses	—	0.8	—	1.4
Adjusted Operating Income	125.6	106.9	245.9	202.5
Less: Interest expense, net	(12.0)	(11.7)	(21.9)	(23.5)
Less (add): Other expense (income), net, excluding TRA liability remeasurement (benefit) expense	6.1	(1.4)	9.9	(1.9)
Less: Expense from income taxes	(16.6)	(10.5)	(40.3)	(23.5)
Add: Tax impacts of adjustments to net income	3.2	0.8	12.4	4.3
Adjusted Net Income	$106.4	$84.1	$206.0	$157.9

Shares for Adjusted Net Income Per Share(1)	416	410	415	409
Adjusted Net Income Per Share	$0.26	$0.21	$0.50	$0.39
___________________________________________
1.Diluted earnings per share is computed by giving effect to all potential weighted average Common Stock, and any securities that are convertible into Common Stock, including options and restricted stock units. The dilutive effect of outstanding awards and convertible securities is reflected in diluted earnings per share by application of the treasury stock method, excluding deemed repurchases assuming proceeds from unrecognized compensation as required by GAAP. Shares and grants issued in conjunction with the IPO were assumed to be issued at the beginning of the period.

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2023	2022	2023	2022
Adjusted Operating Income	$125.6	$106.9	$245.9	$202.5

Revenue	308.6	267.1	609.3	508.8
Impact of fair value adjustments to acquired unearned revenue	0.1	0.6	0.1	1.7
Revenue for adjusted operating margin calculation	$308.7	$267.7	$609.4	$510.5
Adjusted Operating Income Margin	41%	40%	40%	40%